Exhibit 99.1

Volt Information Sciences Reports 2019 Third Quarter Financial Results

NEW YORK, NY, September 5, 2019 – Volt Information Sciences, Inc. (“Volt” or “the Company”) (NYSE-AMERICAN: VISI), an international provider of staffing services and managed service programs, today reported results for its fiscal 2019 third quarter and nine months ended July 28, 2019.  Key highlights include:

•
Third quarter total Company net revenue of $233.2 million decreased 9.6% year-over-year, or 7.1% on a same-store basis (excluding currency fluctuations and a business exited); while gross margin percentage improved 120 basis points, the fourth consecutive quarter of year-over-year margin growth

•
Third quarter total Company net loss was $6.1 million, an improvement of 47.0% when compared to a year ago primarily driven by improvements in gross margin as well as a 9.1% reduction in selling, administrative and other operating costs

•	Third quarter Adjusted EBITDA improved 76.8% when compared to a year ago

•
For the nine months ended July 28, 2019, total Company net revenue was $738.7 million, a decrease of 4.6% year-over-year, or 2.7% on a same-store basis; Net loss for the nine-month period was $14.4 million, an improvement of 51.6%, year-over-year

•	Subsequent to quarter-end, announced the appointment of Herb Mueller as Senior Vice President & Chief Financial Officer and Bob Houghton as Chief Information Officer

Commenting on Volt’s performance, Linda Perneau, President and CEO, said, “Overall, I remain very encouraged by the continuous transformation in many key areas of the business. Our third quarter operational performance shows gross margins expanding nearly 120 basis points and SG&A decreasing over 9% compared with the third quarter last year. While we experienced revenue headwinds in the third quarter driven primarily from a small percentage of clients, our determined focus on our sales strategy is yielding more wins and expansion opportunities than we have seen in recent years. The fundamental changes we have made to the bedrock of the organization have far better positioned us for profitable growth.”

Fiscal 2019 Third Quarter Results
Total net revenue for the fiscal 2019 third quarter was $233.2 million, compared to $257.8 million in the third quarter of fiscal 2018. On a same-store basis, net revenue decreased 7.1% year-over-year excluding net revenue contributed from a business exited during the past year and the effect of currency fluctuations.

Total gross margin in the third quarter of fiscal 2019 was 15.3%, an improvement of 120 basis points year-over-year. The margin improvement was driven by improved customer pricing and lower payroll taxes.

Selling, administrative and other operating costs in the third quarter of fiscal 2019 decreased $3.8 million, or 9.1%, to $38.4 million from $42.2 million in the third quarter of fiscal 2018. This decrease was primarily due to on-going cost reductions in all areas of the business, including lower labor and facility expenses. Selling, administrative and other operating costs as a percentage of revenue was 16.5% compared to 16.4% a year ago.

Volt Information Sciences Reports Fiscal 2019 Third Quarter Results
September 5, 2019

Net loss was $6.1 million in the third quarter of fiscal 2019, an improvement of $5.3 million, or 47.0% compared to $11.4 million in the third quarter of fiscal 2018.

Adjusted EBITDA, which is a Non-GAAP measure, was a loss of $1.2 million in the fiscal 2019 third quarter, an improvement of $3.8 million, or 76.8% compared to a loss of $5.0 million in the year ago period. Adjusted EBITDA excludes the impact of special items, interest expense, income taxes, depreciation and amortization expense, other income/loss and share-based compensation expense.

For a reconciliation of the GAAP and Non-GAAP financial results, please see the tables at the end of this press release.

Nine Months Ended July 28, 2019 Financial Results
Total net revenue for the nine months ended July 28, 2019 was $738.7 million, compared to total net revenue of $774.4 million for the nine months ended July 29, 2018. On a same-store basis, net revenue declined 2.7% year-over-year excluding net revenue contributed from businesses exited during the past year and the effect of currency fluctuations.

Net loss was $14.4 million for the nine months ended July 28, 2019, an improvement of $15.4 million, or 51.6% compared to a net loss of $29.8 million in the same period of fiscal 2018. Adjusted net loss from continuing operations, which is a Non-GAAP measure, was $12.7 million for the nine months ended July 28, 2019, an improvement of $15.7 million compared to an adjusted net loss of $28.4 million in the same period of fiscal 2018. Adjusted EBITDA, which is a Non-GAAP measure, was a loss of $3.8 million for the nine months ended July 28, 2019, an improvement of $14.0 million from a loss of $17.8 million in the year ago period.

For a reconciliation of the GAAP and Non-GAAP financial results, please see the tables at the end of this press release.

Subsequent Events

Effective August 24, 2019 the Company appointed Herb Mueller as Senior Vice President & Chief Financial Officer. Mr. Mueller brings over 30 years of finance expertise to the Company. Most recently, he served as the Chief Financial Officer and Executive Vice President at Resources Global Professionals (“RGP”), a California-based multinational provider of professional consulting services and the operating subsidiary of Resources Connection, Inc., a publicly traded NASDAQ-listed company.

On August 20, 2019, the Company announced the appointment of Bob Houghton as Chief Information Officer. Mr. Houghton joins Volt with over 25 years of experience in information technology, spending the past eight years at NetApp, Inc., a Fortune 500 hybrid cloud data services and data management company, where he most recently served as Chief Information Officer - West. Over his career, Mr. Houghton has successfully designed, implemented and operationalized mission-critical strategies and IT systems for global enterprises.

Volt Information Sciences Reports Fiscal 2019 Third Quarter Results
September 5, 2019

Business Outlook
Volt’s outlook statements are based on current expectations. The following statements are forward-looking, and actual results could differ materially depending on market conditions and the factors set forth under “Forward-Looking Statements” below.

For the fourth quarter of fiscal 2019, the Company expects total Company same-store revenues to be approximately 4%– 6% below the fourth quarter of fiscal 2018. The Company also expects sequential and year-over-year improvement at the EBITDA line. This reflects improving revenue on a sequential basis from the third quarter of fiscal 2019 and continuing progress on the bottom line.

Conference Call and Webcast
A conference call and simultaneous webcast to discuss the fiscal 2019 third quarter financial results will be held today at 4:30 p.m. Eastern Time / 1:30 p.m. Pacific Time. Volt’s President and CEO Linda Perneau and SVP and CFO Herb Mueller will host the conference call. Participants may listen in via webcast by visiting the Investor & Governance section of Volt’s website at www.volt.com. Please go to the website at least 15 minutes early to register, download and install any necessary audio software. The conference call can also be accessed by dialing 877-407-9039 (201-689-8470 for international callers) and reference the “Volt Information Sciences Earnings Conference Call.”

Following the call, an audio replay will be available beginning Thursday, September 5, 2019 at 7:30 p.m. Eastern Time through Thursday, September 19, 2019 at 11:59 p.m. Eastern Time. To access the replay, dial (844) 512-2921 (U.S.) or (412) 317-6671 (International) and enter the Conference ID #13693576. A replay of the webcast will also be available for 90 days upon completion of the call, accessible through the Investors section of the Company’s website at www.volt.com.

About Volt Information Sciences, Inc.
Volt Information Sciences, Inc. is a global provider of staffing services (traditional time and materials-based as well as project-based). Our staffing services consist of workforce solutions that include providing contingent workers, personnel recruitment services, and managed staffing services programs supporting primarily administrative, technical, information technology, light-industrial and engineering positions. Our managed staffing programs involve managing the procurement and on-boarding of contingent workers from multiple providers. Volt services global industries including aerospace, automotive, banking and finance, consumer electronics, information technology, insurance, life sciences, manufacturing, media and entertainment, pharmaceutical, software, telecommunications, transportation, and utilities. For more information, visit www.volt.com.

Forward-Looking Statements
This press release contains forward-looking statements, including the Company’s revenue outlook for the fourth quarter of 2019, that are subject to a number of known and unknown risks, including, among others, general economic, competitive and other business conditions, the degree and timing of customer utilization and rate of renewals of contracts with the Company, and the degree of success of business improvement initiatives that could cause actual results, performance and achievements to differ materially from those described or implied in the forward-looking statements. Information concerning these and other factors that could cause actual results to differ materially from those in the forward-looking statements are contained in company reports filed with the Securities and Exchange Commission (“SEC”). Copies of the Company’s latest Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as filed with the SEC, are available without charge upon request to Volt Information Sciences, Inc., 50 Charles Lindbergh Blvd., Suite 206, Uniondale NY 11553, Attention: Shareholder Relations. These and other SEC filings by the Company are also available to the public over the Internet at the SEC’s website at http://www.sec.gov and at the Company’s website at http://www.volt.com in the Investor & Governance section.

Volt Information Sciences Reports Fiscal 2019 Third Quarter Results
September 5, 2019

Note Regarding the Use of Non-GAAP Financial Measures
The Company has provided certain Non-GAAP financial information, which includes adjustments for special items and certain line items on a constant currency basis, as additional information for its segment revenue, consolidated net income (loss), segment operating income (loss) and Adjusted EBITDA. These measures are not in accordance with, or an alternative for, generally accepted accounting principles (“GAAP”) and may be different from Non-GAAP measures reported by other companies.

The Company believes that the presentation of Non-GAAP measures on a constant currency basis, eliminating special items and the impact of businesses sold or exited provides useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations because they permit evaluation of the results of the Company without the effect of currency fluctuations, special items or the impact of businesses sold or exited that management believes make it more difficult to understand and evaluate the Company’s results of operations. Special items include impairments, restructuring and severance as well as certain income or expenses which the Company does not consider indicative of the current and future period performance and are more fully disclosed in the tables.

Adjusted EBITDA is defined as earnings or loss before interest, income taxes, depreciation and amortization (“EBITDA”) adjusted to exclude share-based compensation expense as well as the special items described above.

Adjusted EBITDA is a performance measure rather than a cash flow measure. The Company believes the presentation of Adjusted EBITDA is relevant and useful for investors because it allows investors to view results in a manner similar to the method used by management.

Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, analysis of the Company’s results of operations and operating cash flows as reported under GAAP. For example, Adjusted EBITDA does not reflect capital expenditures or contractual commitments; does not reflect changes in, or cash requirements for, the Company’s working capital needs; does not reflect the interest expense, or the cash requirements necessary to service the interest payments, on the Company’s debt; and does not reflect cash required to pay income taxes.

The Company’s computation of Adjusted EBITDA may not be comparable to other similarly titled measures computed by other companies because all companies do not calculate these measures in the same fashion.

Volt Information Sciences Reports Fiscal 2019 Third Quarter Results
September 5, 2019

Investor Contacts:
Volt Information Sciences, Inc.
voltinvest@volt.com

Lasse Glassen
Addo Investor Relations
lglassen@addoir.com
424-238-6249

Volt Information Sciences Reports Fiscal 2019 Third Quarter Results
September 5, 2019

Results of Operations
(in thousands, except per share data)
	Three Months Ended			Nine Months Ended
	July 28, 2019	April 28, 2019	July 29, 2018	July 28, 2019	July 29, 2018

Net revenue	$233,176	$252,070	$257,808	$738,682	$774,365
Cost of services	197,528	215,813	221,448	629,078	664,695
Gross margin	35,648	36,257	36,360	109,604	109,670

Selling, administrative and other operating costs	38,395	38,939	42,222	117,144	132,076
Restructuring and severance costs	2,017	724	3,108	2,800	3,730
Impairment charges	79	347	-	426	155
Operating loss	(4,843)	(3,753)	(8,970)	(10,766)	(26,291)

Interest income (expense), net	(714)	(699)	(552)	(2,159)	(1,965)
Foreign exchange gain (loss), net	(151)	(314)	(294)	(252)	(88)
Other income (expense), net	(184)	(166)	(296)	(589)	(879)
Loss before income taxes	(5,892)	(4,932)	(10,112)	(13,766)	(29,223)
Income tax provision	165	233	1,306	671	576
Net loss	$(6,057)	$(5,165)	$(11,418)	$(14,437)	$(29,799)

Per share data:
Basic:
Net loss	$(0.29)	$(0.24)	$(0.54)	$(0.68)	$(1.42)
Weighted average number of shares	21,157	21,082	21,071	21,106	21,044

Diluted:
Net loss	$(0.29)	$(0.24)	$(0.54)	$(0.68)	$(1.42)
Weighted average number of shares	21,157	21,082	21,071	21,106	21,044

Segment data:

Net revenue:
North American Staffing	$193,641	$208,871	$215,679	$614,360	$640,004
International Staffing	28,728	28,809	28,579	83,803	90,062
North American MSP	9,555	9,579	6,959	27,351	21,778
Corporate and Other	1,856	5,431	7,456	15,133	25,520
Eliminations	(604)	(620)	(865)	(1,965)	(2,999)
Net revenue	$233,176	$252,070	$257,808	$738,682	$774,365

Operating income (loss):
North American Staffing	$4,365	$2,544	$2,961	$10,796	$3,906
International Staffing	342	628	677	1,274	1,397
North American MSP	1,120	1,100	107	3,185	789
Corporate and Other	(10,670)	(8,025)	(12,715)	(26,021)	(32,383)
Operating loss	$(4,843)	$(3,753)	$(8,970)	$(10,766)	$(26,291)

Work days	63	65	63	187	187

Volt Information Sciences Reports Fiscal 2019 Third Quarter Results
September 5, 2019

Condensed Consolidated Statements of Cash Flows
(in thousands)
	Nine Months ended
	July 28, 2019	July 29, 2018

Cash, cash equivalents and restricted cash beginning of the period	$36,544	$54,097

Cash used in all other operating activities	(10,561)	(25,057)
Changes in operating assets and liabilities	20,722	15,032
Net cash provided by (used in) operating activities	10,161	(10,025)

Purchases of property, equipment, and software	(6,305)	(2,332)
Net cash provided by all other investing activities	78	233
Net cash used in investing activities	(6,227)	(2,099)

Net draw-down of borrowings	5,000	-
Debt issuance costs	(621)	(1,415)
Net cash used in all other financing activities	(316)	(269)
Net cash provided by (used in) financing activities	4,063	(1,684)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(633)	(817)

Net increase (decrease) in cash, cash equivalents and restricted cash	7,364	(14,625)

Cash, cash equivalents and restricted cash end of the period	$43,908	$39,472

Cash paid during the period:
Interest	$2,367	$2,084
Income taxes	$1,174	$2,483

Reconciliation of cash, cash equivalents and restricted cash end of the period:
Current Assets:
Cash and cash equivalents	$36,031	$29,929
Restricted cash included in Restricted cash and short term investments	7,877	9,543
Cash, cash equivalents and restricted cash, at end of period	$43,908	$39,472

Volt Information Sciences Reports Fiscal 2019 Third Quarter Results
September 5, 2019

Condensed Consolidated Balance Sheets
(in thousands, except share amounts)
	July 28, 2019	October 28, 2018
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$36,031	$24,763
Restricted cash and short-term investments	11,000	14,844
Trade accounts receivable, net of allowances of $132 and $759, respectively	135,838	157,445
Other current assets	6,706	7,444
TOTAL CURRENT ASSETS	189,575	204,496
Other assets, excluding current portion	7,579	7,808
Property, equipment and software, net	25,209	24,392
TOTAL ASSETS	$222,363	$236,696

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accrued compensation	$22,675	$27,120
Accounts payable	34,521	33,498
Accrued taxes other than income taxes	13,854	15,275
Accrued insurance and other	27,472	23,335
Income taxes payable	692	1,097
TOTAL CURRENT LIABILITIES	99,214	100,325
Accrued insurance and other, excluding current portion	11,750	13,478
Deferred gain on sale of real estate, excluding current portion	20,758	22,216
Income taxes payable, excluding current portion	612	600
Deferred income taxes	508	510
Long-term debt	53,848	49,068
TOTAL LIABILITIES	186,690	186,197

Commitments and contingencies

STOCKHOLDERS' EQUITY
Preferred stock, par value $1.00; Authorized - 500,000 shares; Issued - none	-	-
Common stock, par value $0.10; Authorized - 120,000,000 shares; Issued - 23,738,003 shares; Outstanding - 21,366,111 and 21,179,068 shares, respectively	2,374	2,374
Paid-in capital	77,283	79,057
(Accumulated deficit) retained earnings	(10,126)	9,738
Accumulated other comprehensive loss	(7,656)	(7,070)
Treasury stock, at cost; 2,371,892 and 2,558,935 shares, respectively	(26,202)	(33,600)
TOTAL STOCKHOLDERS' EQUITY	35,673	50,499
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$222,363	$236,696

Volt Information Sciences Reports Fiscal 2019 Third Quarter Results
September 5, 2019

GAAP to Non-GAAP Reconciliations
(in thousands)

	Three Months Ended
	July 28, 2019		July 29, 2018
Reconciliation of GAAP net loss to Non-GAAP net loss:
GAAP net loss	$(6,057)		$(11,418)
Selling, administrative and other operating costs	(486	)(a)	(486	)(a)
Restructuring and severance costs	2,017		3,108
Impairment charge	79		-
Non-GAAP net loss	$(4,447)		$(8,796)

	Three Months Ended
	July 28, 2019		July 29, 2018
Reconciliation of GAAP net loss to Adjusted EBITDA:
GAAP net loss	$(6,057)		$(11,418)
Selling, administrative and other operating costs	(486	)(a)	(486	)(a)
Restructuring and severance costs	2,017		3,108
Impairment charge	79		-
Depreciation and amortization	1,769		1,789
Share-based compensation	294		(475	)(b)
Total other (income) expense, net	1,049		1,142
Provision for income taxes	165		1,306
Adjusted EBITDA	$(1,170)		$(5,034)

Special item adjustments consist of the following:
(a)	Relates to the amortization of the gain on the sale of the Orange, CA facility, which is included in Selling, administrative and other operating costs.
(b)	Includes share-based compensation forfeited in accordance with the former chief executive officer's separation agreement.

Volt Information Sciences Reports Fiscal 2019 Third Quarter Results
September 5, 2019

GAAP to Non-GAAP Reconciliations
(in thousands)

	Nine Months Ended
	July 28, 2019		July 29, 2018
Reconciliation of GAAP net loss to Non-GAAP net loss:
GAAP net loss	$(14,437)		$(29,799)
Selling, administrative and other operating costs	(1,458	)(a)	(1,458	)(a)
Restructuring and severance costs	2,800		3,730
Impairment charges	426	(b)	155	(c)
Income tax benefit	-		(1,052	)(d)
Non-GAAP net loss	$(12,669)		$(28,424)

	Nine Months Ended
	July 28, 2019		July 29, 2018
Reconciliation of GAAP net loss to Adjusted EBITDA:
GAAP net loss	$(14,437)		$(29,799)
Selling, administrative and other operating costs	(1,458	)(a)	(1,458	)(a)
Restructuring and severance costs	2,800		3,730
Impairment charges	426	(b)	155	(c)
Depreciation and amortization	5,127		5,515
Share-based compensation	86		517
Total other (income) expense, net	3,000		2,932
Provision (benefit) for income taxes	671		576
Adjusted EBITDA	$(3,785)		$(17,832)

Special item adjustments consist of the following:
(a)	Relates to the amortization of the gain on the sale of the Orange, CA facility, which is included in Selling, administrative and other operating costs.
(b)	Primarily relates to exit of customer care solutions business.
(c)	Relates to previously purchased software module that is no longer in use.
(d)	Relates to a discrete tax benefit resulting from the expiration of uncertain tax positions in Q1 2018.